EXHIBIT (j)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions `Financial Highlights," and "Independent Auditors" and to the use of our report dated July 17, 2002 in the Registration Statement (Form N-1A) of the Primary Trend Funds, Inc. and its incorporation by reference in the related Prospectus and Statement of Additional Information filed with the Securities and Exchange commission in this Post-Effective Amendment No. 24 to the Registration Statement under the Securities Act of 1933 (File No. 33-6343) and in this Amendment No. 26 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-04704).


/s/ Ernst & Young LLP

Milwaukee, Wisconsin
October 25, 2002